                                  Exhibit 11
                CMG INFORMATION SERVICES, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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

                                                                       Nine Months Ended April 30,
                                                                       ---------------------------
                                                                           1996            1995
                                                                       -----------     -----------
Primary:

Income from continuing operations                                      $22,947,000     $ 4,722,000
Discontinued operations, net of income taxes:
 Loss from operations of BookLink Technologies, Inc.                             -        (690,000)
 Gain on disposal of BookLink Technologies, Inc.                                 -      24,143,000
                                                                       -----------     -----------
     Net income                                                        $22,947,000     $28,175,000
                                                                       ===========     ===========

Weighted average common and common equivalent shares outstanding:
     Shares outstanding at the beginning of the period                   8,839,000       8,767,000
     Weighted average shares issued during the period                      122,000           3,000
     Weighted average common stock equivalents                             946,000         606,000
                                                                       -----------     -----------
Weighted average common and common equivalent shares outstanding         9,907,000       9,376,000
                                                                       ===========     ===========

Income from continuing operations per share                            $      2.32     $      0.50
Discontinued operations per share, net of income taxes:
 Loss from operations of BookLink Technologies, Inc.                             -           (0.07)
 Gain on disposal of BookLink Technologies, Inc.                                 -            2.58
                                                                       -----------     -----------
Primary net income per share                                           $      2.32     $      3.01
                                                                       ===========     ===========

Fully Diluted:

Income from continuing operations                                      $22,947,000     $ 4,722,000
Discontinued operations, net of income taxes:
 Loss from operations of BookLink Technologies, Inc.                             -        (690,000)
 Gain on disposal of BookLink Technologies, Inc.                                 -      24,143,000
                                                                       -----------     -----------
Net income                                                             $22,947,000     $28,175,000
                                                                       ===========     ===========

Weighted average common and common equivalent shares outstanding:
     Shares outstanding at the beginning of the period                   8,839,000       8,767,000
     Weighted average shares issued during the period                      122,000           3,000
     Weighted average common stock equivalents                             958,000         824,000
                                                                       -----------     -----------
Weighted average common and common equivalent shares outstanding         9,919,000       9,594,000
                                                                       ===========     ===========

Income from continuing operations per share                            $      2.31     $      0.49
Discontinued operations per share, net of income taxes:
 Loss from operations of BookLink Technologies, Inc.                             -           (0.07)
 Gain on disposal of BookLink Technologies, Inc.                                 -            2.52
                                                                       -----------     -----------
Fully diluted net income per share                                     $      2.31     $      2.94
                                                                       ===========     ===========
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All share information has been adjusted to reflect a 2-for-1 common stock split effected as a stock dividend on February 2, 1996.